UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2010

Commission File Number: 1-5273-1

Sterling Bancorp

(Exact name of registrant as specified in charter)

New York	13-2565216
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

650 Fifth Avenue, New York, New York
10019-6108

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code – (212) 757-3300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 19, 2010, Sterling Bancorp (the “Company”) issued and sold 8,625,000 Common Shares, par value $1.00 per share (the “Common Shares”), which included 1,125,000 Common Shares pursuant to the exercise of the underwriters’ over-allotment option in full, at a price to the public of $8.00 per share. The sales were made pursuant to the Underwriting Agreement, dated March 15, 2010 (the “Underwriting Agreement”), between the Company and Stifel, Nicolaus & Company, Incorporated, as representative of the several underwriters named therein (the “Underwriters”). The Common Shares offered pursuant to the Underwriting Agreement were registered under the Securities Act of 1933, as amended, pursuant to an effective shelf registration statement on Form S-3 (File No. 333-158115) (the “Registration Statement”).

The preceding is a summary and is qualified in its entirety by reference to the Underwriting Agreement attached as Exhibit 1.1 hereto, which is incorporated herein by reference.

The Opinion and Consent of Sullivan & Cromwell LLP as to the validity of the Common Shares offered pursuant to the Underwriting Agreement are each filed herewith and are each incorporated by reference into the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.
Exhibit No.	Description
1.1	Underwriting Agreement, dated March 15, 2010.
5.1	Opinion of Sullivan & Cromwell LLP.
23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Bancorp
Date: March 19, 2010	By:	/s/ John W. Tietjen
Name: John W. Tietjen Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated March 15, 2010.
5.1	Opinion of Sullivan & Cromwell LLP.
23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).